Exhibit 10.18

                          THE ZIEGLER COMPANIES, INC.
                       PERFORMANCE STOCK AWARD AGREEMENT

     THIS PERFORMANCE STOCK AWARD AGREEMENT, dated as of this 17th day of August, 2000, is made by THE ZIEGLER COMPANIES, INC. (the "Company") to John J. Mulherin ("Executive").

     1.   AWARD
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          Pursuant to the terms of this Agreement, Executive is eligible to be granted up to 15,000 shares of Company common stock, subject to his continued employment with the Company and the achievement of certain performance conditions to be determined by Organization and Compensation Committee of the Board of Directors (the "Committee").

     2.   PERFORMANCE CONDITIONS
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          (a)  2000 Award.    Subject to the Executive's continued employment as
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of the date of the Committee's determination of the granting of the 2000 Award, the Committee shall determine at the time of Executive's 2000 calendar year performance review whether to award Executive 5,000 shares of Company common stock based on the Company's consolidated net income for 2000 and such other performance criteria as the Committee shall consider in its sole discretion.

          (b)  2001 Award.    Subject to the Executive's continued employment as
               ----------
of the date of the Committee's determination of the granting of the 2001 Award, the Company shall award Executive 5,000 shares of Company common stock if the Company achieves the corporate financial performance goals established by the Committee prior to the end of the first quarter of calendar year 2001.

          (c)  2002 Award.    Subject to the Executive's continued employment as
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of the date of the Committee's determination of the granting of the 2002 Award, the Company shall award Executive 5,000 shares of Company common stock if the Company achieves the corporate financial performance goals established by the Committee prior to the end of the first quarter of calendar year 2002. The 2000 Award, the 2001 Award and the 2002 Award, if any, shall collectively be referred to herein as the "Awards."

          (d)  Accelerated Grant of Awards.      Notwithstanding the foregoing,
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if Executive's employment with the Company shall terminate by reason of his
"Disability" (as defined in Annex A hereto) or death or a "Change of Control" (as defined in Annex A hereto) occurs while Executive is employed by the Company, any Awards for a calendar year that Executive has not yet had the opportunity to earn shall be issued to Executive within 30 days of the occurrence of such event (e.g., if a Change of Control occurs in 2001, the 2001 and 2002 Awards will be issued to Executive, but the Change of Control will not affect the 2000 Award), without regard to the achievement of the established performance goals.

     3.   TIMING OF STOCK ISSUANCE.       Any shares of Company common stock in
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respect of any Award that are earned by Executive for any calendar year shall be issued by the Company on or about May 1 of the calendar year following the calendar year for which such Award is earned.

     4.   RIGHTS AS A SHAREHOLDER
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          Executive shall not be deemed the holder of, or have any rights with respect to, any shares of Company common stock subject to the Awards provided under this Agreement until stock certificates representing such shares are issued to him or registered in his name. The shares of Company common stock subject to the Awards shall be subject to the restrictions under Rule 144 and any other then applicable securities laws restrictions.

     5.   TAX WITHHOLDING
          ---------------

          The Company may require payment of or withhold any tax which it believes is required as a result of issuance of shares of Company common stock under this Agreement and the Company may defer making delivery of the shares of Company common stock subject to an Award until arrangements satisfactory to the Company have been made with respect to such withholding obligations. Executive may satisfy any tax withholding obligations arising with respect to the shares of Company common stock issued pursuant the Awards in whole or in part by tendering a check to the Company for any required amount or by election to have the Company withhold the required amounts from other compensation payable to Executive.

     6.   WISCONSIN AGREEMENT
          -------------------

          This Performance Stock Award Agreement shall be construed under the internal laws of Wisconsin.

          IN WITNESS WHEREOF, the Company and Executive have signed this Performance Stock Award Agreement and Executive has agreed to all of its terms, conditions and restrictions, all as of the date first above written.

                              THE ZIEGLER COMPANIES, INC.

                              By:  /s/ John R. Green
                                   -----------------------------------
                                   John R. Green, Chairman
                                   Organization and Compensation
                                   Committee

                                   /s/ John J. Mulherin
                                   -----------------------------------
                                   John J. Mulherin

                                    Annex A
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"Change of Control" means:

     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition by any corporation pursuant to a transaction that complies with section (3)(A),
(3)(B) and (3)(C) of this definition; or

     (2) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

"Disability" means the absence of Executive from his duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or his legal representative.